Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of June 1, 2021 (the “Agreement”), with an effective date of July 19, 2021 by and among Greenpro Capital Corp, a Nevada corporation (“GRNQ”), on the one hand, and Greenpro Capital Village Sdn Bhd, a corporation incorporated under the laws of Malaysia (“GCVSB”), and the holders of preference shares of GCVSB, identified on Exhibit A hereto (each a “GCVSB Shareholder” and collectively the “GCVSB Shareholders”).

WHEREAS, the GCVSB Shareholders own 347,000 preference shares of GCVSB, par value RM1.00 per share, constituting 68.75% of the issued and outstanding preferred shares, by each of the preference shareholder respectively of GCVSB (the “GCVSB Preference Shares”); and

WHEREAS, subject to the terms and conditions of this Agreement, GRNQ is desirous of obtaining and the GCVSB Shareholders believe it is in their best interests to exchange 347,000 GCVSB Preference Shares for an aggregate of 79,530 shares of restricted common stock (“Common Stock”), par value $.0001 per share of GRNQ (the “GRNQ Shares”) delivered on the Closing Date.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I
EXCHANGE OF SHARES

Section 1.1 Agreement to Exchange GRNQ Shares for GCVSB Preference Shares.

(a) On the date hereof and upon the terms and subject to the conditions set forth in this Agreement, the GCVSB Shareholders shall sell, assign, transfer, convey and deliver to GRNQ the GCVSB Preference Shares set forth opposite their name on Exhibit A hereto (representing 68.75% of the issued and outstanding preferred shares of GCVSB), and

(b) GRNQ shall accept such securities from the GCVSB Shareholders in exchange for the issuance to the GCVSB Shareholders of the GRNQ Shares on the Closing Date (as hereinafter defined) (such transaction, the “Share Exchange Transaction”).

(c) On the date hereof, the GCVSB Shareholders shall deliver to GRNQ the following items: (a) stock certificates or similar documents representing the GCVSB Preference Shares, and (b) a return of allotment of GCVSB Preference Shares (Section 78 of Companies Act, 2016) and Register of Members (Section 51 of Companies Act, 2016) duly recording and reflecting the ownership of GRNQ of the GCVSB Preference Shares as a result of the Share Exchange Transaction.

Section 1.2 Capitalization.

On the Closing Date, immediately before the Share Exchange Transaction, GCVSB has 100,000 issued ordinary shares, par value RM1.00 per share and 504,750 issued preference shares, par value RM1.00, all of which are duly authorized, validly issued and fully paid.

Section 1.3 Closing.

The closing of the Share Exchange Transaction (the “Closing”) shall take place on and around July 19, 2021, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”). On the Closing Date, in full consideration for the GCVSB Preference Shares, GRNQ (i) shall issue the GRNQ Shares to the GCVSB Shareholders in proportion to the number of GCVSB Preference Shares exchanged by each GCVSB Shareholders, as detailed on Exhibit A, attached hereto.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF GRNQ

GRNQ hereby represents, warrants and agrees as follows:

Section 2.1 Corporate Organization

(a) GRNQ is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by GRNQ or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of GRNQ (a “GRNQ Material Adverse Effect”);

(b) Copies of the Articles of Incorporation and Bylaws of GRNQ, with all amendments thereto to the date hereof, have been furnished to GCVSB and the GCVSB Shareholders, and such copies are accurate and complete as of the date hereof.

Section 2.2 Capitalization of GRNQ

The authorized capital stock of GRNQ immediate prior to the Closing Date consists of 600,000,000 shares, of which 500,000,000 shares are designated as shares of common stock, par value $0.0001 per share, and 100,000,000 shares are designated as shares of preferred stock, par value $0.0001 per share, of which 65,871,892 shares of common stock are issued and outstanding. All of the GRNQ Shares to be issued on the Closing Date pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof.

Section 2.3 Authorization and Validity of Agreements.

GRNQ has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by GRNQ and the consummation by GRNQ of the transactions contemplated hereby have been duly authorized by all necessary corporate action of GRNQ, and no other corporate proceedings on the part of GRNQ are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 2.4 No Conflict or Violation.

The execution, delivery and performance of this Agreement by GRNQ does not and will not violate or conflict with any provision of its Articles of Incorporation or Bylaws, as amended, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which GRNQ is a party or by which it is bound or to which any of their respective properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of GRNQ, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which GRNQ is bound.

Section 2.5 Consents and Approvals.

No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by GRNQ or the performance by GRNW of its obligations hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF GCVSB AND GCVSB Shareholders

GCVSB and each GCVSB Shareholders, jointly and severally, represent, warrant and agree as follows:

Section 3.1 Corporate Organization.

(a) GCVSB is duly organized, validly existing and in good standing under the laws of Malaysia and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and are duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted by GCVSB or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of GCVSB (a “GCVSB Material Adverse Effect”).

(b) Copies of the Articles of Incorporation and Bylaws of GCVSB, with all amendments thereto to the date hereof, have been furnished to GRNQ, and such copies are accurate and complete as of the date hereof.

Section 3.2 Capitalization of GCVSB; Title to the GCVSB Preference Shares.

On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, GCVSB has: (i) 100,000 issued ordinary shares, par value RM1.00 ; and (ii) 504,750 issued preferred shares, par value RM1.00. There are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any unissued or treasury shares of capital stock of GCVSB. As of the date of this Agreement, the GCVSB Shareholders hold the GCVSB Preference Shares, free of any lien or encumbrance.

Section 3.3 Subsidiaries and Equity Investments; Assets.

As of the date hereof and on the Closing Date, GCVSB does not directly or indirectly, own any shares of capital stock or any other equity interest in any entity nor any right to acquire any shares or other equity interest in any entity. GCVSB does not and will not have any liabilities.

Section 3.4 Authorization and Validity of Agreements.

GCVSB has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by GCVSB and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of GCVSB are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. No GCVSB shareholder approvals are required to consummate the transactions contemplated hereby.

Section 3.5 No Conflict or Violation.

The execution, delivery and performance of this Agreement by GCVSB or any GCVSB Shareholder does not and will not violate or conflict with any provision of the constituent documents of GCVSB , and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which GCVSB or any GCVSB Shareholder is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of GCVSB or any GCVSB Shareholder, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which GCVSB or any GCVSB Shareholder is bound.

Section 3.6 Investment Representations.

(a) The GRNQ Shares will be acquired hereunder by each GCVSB Shareholder solely for the account of such GCVSB Shareholder, for investment, and not with a view to the resale or distribution thereof, without prejudice, however, to each GCVSB Shareholder’s right at all times to sell or otherwise dispose of all or any part of such shares under the Securities Act of 1933, as amended (the “Securities Act”) and other applicable federal and state securities laws. Each GCVSB Shareholder understands and is able to bear any economic risks associated with such GCVSB Shareholder’s investment in the GRNQ Shares. Each GCVSB Shareholder has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the GRNQ Shares to be acquired under this Agreement. Each GCVSB Shareholder further has had an opportunity to ask questions and receive answers from GRNQ’s management regarding GRNQ and to obtain additional information (to the extent GRNQ’s management possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such GCVSB Shareholder or to which the GCVSB Shareholder had access.

(b) GCVSB Shareholder Status

(i) Each GCVSB Shareholder is acquiring for its own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a purchaser in the United States.

(ii) Each GCVSB Shareholder acknowledges that the acquisition of the GRNQ Shares involves a high degree of risk and further acknowledges that it can bear the economic risks of the acquisition of the GRNQ Shares, including the total loss of its investment.

(iii) Each GCVSB Shareholder has such knowledge and experience in financial and business matters that it can represent itself and is capable of evaluating the merits and risks of the purchase of the GRNQ Shares. No GCVSB Shareholder is relying on GRNQ with respect to the tax and other economic considerations of an investment in the GRNQ Shares, and each GCVSB Shareholder has relied on the advice of, or has consulted with, only each GCVSB Shareholder’s own advisor(s). Each GCVSB Shareholder represents that it has not been organized for the purpose of acquiring the GRNQ Shares.

(iv) Each GCVSB Shareholder acknowledges and understands that the GRNQ Shares may not be sold to a U.S. Person (as defined below) or into the United States for a period of one (1) year from the date of purchase, only in accordance with the provisions provided under Regulation S, and that no GCVSB Shareholder has a present need for liquidity in connection with its purchase of the GRNQ Shares.

(v) Each GCVSB Shareholder understands that no action has been or will be taken in any jurisdiction by GRNQ that would permit a public offering of the GRNQ Shares in any country or jurisdiction where action for that purpose is required.

(vi) No GCVSB Shareholder is subscribing for the GRNQ Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to such GCVSB Shareholder in connection with investments in securities generally. Neither GRNQ nor any GCVSB Shareholder nor any person acting on behalf of either of them has engaged or will engage in any “Directed Selling Efforts in the U.S.” as defined in Regulation S promulgated by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act with respect to the GRNQ Shares acquired hereby.

(vii) Each GCVSB Shareholder agrees that it will not transfer the GRNQ Shares, and GCVSB Shareholder shall not be required to transfer the shares on its books unless the transferee executes a representation letter in a form reasonably acceptable to GCVSB Shareholder.

(viii) Each GCVSB Shareholder will only make offers and sales of the GRNQ Shares during the “distribution compliance period” as defined in Rule 902(f) of Regulation S to persons permitted to purchase such GRNQ Shares in offshore transactions in reliance upon Regulation S. Further, any such sale of the GRNQ Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction. GCVSB Shareholders shall not offer to sell or sell the GRNQ Shares in any jurisdiction unless the such GCVSB Shareholder obtains all required consents, if any.

(c) Regulation S Exemption.

Each GCVSB Shareholder understands that the GRNQ Shares are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that GRNQ is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each GCVSB Shareholder set forth herein in order to determine the applicability of such exemptions and the suitability of each GCVSB Shareholder to acquire the GRNQ Shares. In this regard, each GCVSB Shareholder represents, warrants and agrees that:

(i) Each GCVSB Shareholder is not a U.S. Person (as defined below) and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of GRNQ. A U.S. Person means any one of the following:

(A)	any natural person resident in the United States of America;

(B)	any partnership or corporation organized or incorporated under the laws of the United States of America;

(C)	any estate of which any executor or administrator is a US. person;

(D)	any trust of which any trustee is a U S. person;

(E)	any agency or branch of a foreign entity located in the United States of America;

(F)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U S. person;

(G)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(H)	any partnership of corporation if organized or incorporated under the laws of any foreign jurisdiction; and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(ii) At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each GCVSB Shareholder was outside of the United States.

(iii) Each GCVSB Shareholder will not, during the period commencing on the date of issuance of the GRNQ Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the GRNQ Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(iv) Each GCVSB Shareholder will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the GRNQ Shares only pursuant to registration under the Securities Act or an available exemption therefrom, and in accordance with all applicable state and foreign securities laws. Without limiting the foregoing, each GCVSB Shareholder will not, in connection with its resale of the GRNQ Shares, make any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Each GCVSB Shareholder agrees that, in connection with its resale of GRNQ Shares, it will provide to the persons who purchase GRNQ Shares no information regarding GRNQ that is not contained in its SEC filings, the GRNQ website, or written materials approved in advance in writing by GRNQ.

(v) No GCVSB Shareholder has in the United States engaged in, and will not engage in, any short selling of or any hedging transaction with respect to the GRNQ Shares, including without limitation, any put, call or other option transaction, option writing or equity swap

(vi) No GCVSB Shareholder nor any person acting on its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person (as defined below) with respect to the GRNQ Shares and each GCVSB Shareholder and any person acting on its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(vii) The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(viii) None of the GCVSB Shareholders nor any person acting on their behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the GRNQ Shares. Each GCVSB Shareholder agrees not to cause any advertisement of the GRNQ Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the GRNQ Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(d) Each GCVSB Shareholder understands and agrees that GRNQ shall be under no obligation whatsoever to include any of said securities in any future registration statement filed under the Securities Act of 1933 and that, consequently, the sale or transfer thereof in the future will be subject to significant restrictions as provided in Regulation S under the Securities Act. Each GCVSB Shareholder expressly acknowledges that GRNQ is making and in the future may make other offers and sale of its securities on different terms and conditions as determined in the GRNQ management’s sole discretion.

(e) To the best knowledge of each GCVSB Shareholder and GCVSB, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the GRNQ Shares are being acquired by each GCVSB Shareholder for investment purposes.

(f) The GCVSB Shareholders hereby agree that the GRNQ Shares, upon issuance, shall bear the following or similar legend:

“THE SHARES HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”)). THE SHARES ARE BEING OFFERED ONLY TO NON-U.S. PERSONS OUTSIDE THE UNITED STATES IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN RELIANCE ON REGULATION S. THE SHARES ARE “RESTRICTED SECURITIES” AS DEFINED UNDER RULE 144(a)(3) PROMULGATED UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE TAKEN UP, OFFERED, SOLD, RESOLD, DELIVERED OR DISTRIBUTED, DIRECTLY OR INDIRECTLY WITHIN, INTO OR FROM THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S) EXCEPT: (A)(I) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENT OF REGULATION S, (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. RESALES OR REOFFERS OF SHARES MADE OFFSHORE IN RELIANCE ON REGULATION S MAY NOT BE SOLD TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (AS DEFINED IN REGULATION S) DURING THE ONE YEAR DISTRIBUTION COMPLIANCE PERIOD UNDER REGULATION S. HEDGING TRANSACTIONS INVOLVING THOSE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

Section 3.7 Brokers’ Fees.

No GCVSB Shareholder has any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

ARTICLE IV
COVENANTS

Section 4.1 Consents and Approvals.

Without limitation of the foregoing, the parties shall:

(a) use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

(b) diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 4.2 Stock Issuance.

From and after the date of this Agreement until the Closing Date, neither GRNQ nor GCVSB shall issue any additional shares of their capital stock.

ARTICLE V
CONDITIONS TO OBLIGATIONS OF GCVSB AND THE GCVSB SHAREHOLDERS

The obligations of GCVSB and each GCVSB Shareholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by both GCVSB and each GCVSB Shareholder in their sole discretion:

Section 5.1 Representations and Warranties of GRNQ.

All representations and warranties made by GRNQ in this Agreement shall be true and correct on and as of the Closing Date as if again made by GRNQ as of such date.

Section 5.2 Agreements and Covenants.

GRNQ shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 5.3 Consents and Approvals.

Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders.

No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of GRNQ shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5 Other Closing Documents.

GCVSB shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of GRNQ or in furtherance of the transactions contemplated by this Agreement as GCVSB or their counsel may reasonably request.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF GRNQ

The obligations of GRNQ to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by GRNQ in its sole discretion:

Section 6.1 Representations and Warranties of GCVSB and the GCVSB Shareholders.

All representations and warranties made by GCVSB and the GCVSB Shareholders in this Agreement shall be true and correct on and as of the Closing Date as if again made by them on and as of such date.

Section 6.2 Agreements and Covenants.

GCVSB and the GCVSB Shareholders shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

Section 6.3 Consents and Approvals.

All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders.

No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of GCVSB and the GCVSB Shareholders, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5 Other Closing Documents.

GRNQ shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of GCVSB and the GCVSB Shareholders or in furtherance of the transactions contemplated by this Agreement as GRNQ or its counsel may reasonably request.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1 Survival of Provisions.

The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 7.2 Publicity.

No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 7.3 Successors and Assigns.

This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 7.4 Fees and Expenses.

Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 7.5 Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to GCVSB and the GCVSB Shareholders, to:

Address:	B-7-5, Northpoint Office,
Mid Valley City,
No. 1 Medan Syed Putra Utara,
59200 Kuala Lumpur, Malaysia
Attention:	GREENPRO CAPITAL VILLAGE SDN BHD
Email:	marketing@greenprocapital.com

With a copy to (which shall not constitute notice):

Attention:	Refer to Exhibit A
Email:	Refer to Exhibit A

If to GRNQ, to:

Address:	B-7-5, Northpoint Office,
Mid Valley City,
No. 1 Medan Syed Putra Utara,
59200 Kuala Lumpur, Malaysia
Attention:	GREENPRO CAPITAL CORP.
Email:	sr@greenprocapital.com

With a copy to (which shall not constitute notice):

Address:	B-7-5, Northpoint Office,
Mid Valley City,
No. 1 Medan Syed Putra Utara,
59200 Kuala Lumpur, Malaysia
Attention:	GREENPRO CAPITAL CORP.
Email:	sr@greenprocapital.com

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

Section 7.6 Entire Agreement.

This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 7.7 Severability.

This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 7.8 Titles and Headings.

The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 7.9 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 7.10 Convenience of Forum; Consent to Jurisdiction.

The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the federal courts in the State of Nevada or, if such federal courts are unavailable to the parties, the courts of the State of Nevada, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 7.5.

Section 7.11 Enforcement of the Agreement.

The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 7.12 Governing Law; Jurisdiction; Venue.

This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 7.13 Amendments and Waivers.

No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 7.14 Arm’s Length Transaction.

GRNQ and GCVSB acknowledge and agree that they are dealing with each other at arm’s length with respect to the terms of this Agreement.

[Signatures’ Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GREENPRO CAPITAL CORP.

By:	/s/ Lee Chong Kuang
Lee Chong Kuang
Its:	Director

Greenpro Capital Village Sdn Bhd

By:	/s/ Lee Chong Kuang
Lee Chong Kuang
Its:	Director

[GCVSB Shareholders’ signatures on next page]

GCVSB Shareholders

By:	/s/ Au Pak Lun Patrick	By:	/s/ Lam Ching Lian
	Au Pak Lun Patrick		Lam Ching Lian

By:	/s/ Liew Yee Seong	By:	/s/ Ong Lay Choo
	Liew Yee Seong		Ong Lay Choo

By:	/s/ Ng Choon Boon	By:	/s/ Tan Meng Hwa
	Ng Choon Boon		Tan Meng Hwa

By:	/s/ Ng Sow Keen	By:	/s/ Phing Fui Ling
	Ng Sow Keen		Phing Fui Ling

By:	/s/ Ong Han Yuen	By:	/s/ Gerald Liew Ying Ming @ Lau Ying Ming
	Ong Han Yuen		Gerald Liew Ying Ming @ Lau Ying Ming

By:	/s/ Ooi Xi Peir	By:	/s/ Lai Teck Chai
	Ooi Xi Peir		Lai Teck Chai

By:	/s/ Ting Sia Lik	By:	/s/ Lam Yue Choong
	Ting Sia Lik		Lam Yue Choong

By:	/s/ Voo Woon Teen	By:	/s/ Low Pei Fui
	Voo Woon Teen		Low Pei Fui
By:	/s/ Zulazman Zulkifli	By:	/s/ Tan Wei Wei
	Zulazman Zulkifli		Tan Wei Wei
By:	/s/ Azleen Osman Rani	By:	/s/ Tan Boon Kiat
	Azleen Osman Rani		Tan Boon Kiat

By:	/s/ Nga Kok Seng	By:	/s/ Ong Ban Hin
	Nga Kok Seng		Ong Ban Hin

By:	/s/ Soong Cheng Ke	By:	/s/ Wong Vui Shung
	Soong Cheng Ke		Wong Vui Shung

By:	/s/ Ng Seng Hwa
Ng Seng Hwa

EXHIBIT A

GCVSB Shareholders

GCVSB Shareholders Distribution

Total Preference: 347,000

Total GRNQ Shares To Be Issued: 79,530

GCVSB Shareholders	No. of GCVSB Preference Shares	No. of GRNQ Shares
Au Pak Lun Patrick	3,000	690
Liew Yee Seong	3,000	690
Ng Choon Boon	3,000	690
Ng Sow Keen	3,000	690
Ong Han Yuen	3,000	690
Ooi Xi Peir	3,000	690
Ting Sia Lik	3,000	690
Voo Woon Teen	3,000	690
Zulazman Zulkifli	3,000	690
Azleen Osman Rani	5,000	1,150
Nga Kok Seng	5,000	1,150
Soong Cheng Ke	8,000	1,835
Ng Seng Hwa	9,000	2,065
Lam Ching Lian	10,000	2,295
Ong Lay Choo	10,000	2,295
Tan Meng Hwa	10,000	2,295
Phing Fui Ling	12,000	2,750
Gerald Liew Ying Ming @ Lau Ying Ming	30,500	6,985
Lai Teck Chai	30,500	6,985
Lam Yue Choong	30,500	6,985
Low Pei Fui	30,500	6,985
Tan Wei Wei	30,500	6,985
Tan Boon Kiat	31,000	7,100
Ong Ban Hin	31,500	7,215
Wong Vui Shung	36,000	8,245
TOTAL	347,000	79,530